Term Sheet

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-7 Trust

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Seller

Washington Mutual Bank
Servicer

LaSalle Bank National Association
Trustee

WaMu Capital Corp.
Lead Manager

August 28, 2006

Closing Date	August 30, 2006
Investor Settlement Date (Fixed Rate Certificates)	August 31, 2006
Investor Settlement Date (Variable Rate Certificates)	August 30, 2006
First Distribution Date	September 25, 2006
Cut-Off Date	August 1, 2006

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE CHARACTERISTICS OF THE MORTGAGE POOL AS OF 08/01/06. THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE, WHICH IS 08/01/06. ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Description of Certificates

	Principal Amount (Approx.) (1) (3)	WAL (Yrs) (2)	Pmt Window (Mths) (2)	Certificate Interest Rate	Tranche Type	Ratings S&P/Moody’s
A-1A	$66,981,000.00	1.00	09/06 – 07/08	Fixed% (4)	Senior	AAA/Aaa
A-1B	200,000,000.00	1.00	09/06 – 07/08	Variable% (5)	Senior	AAA/Aaa
A-2A	43,426,000.00	2.20	07/08 – 02/09	Fixed% (6)	Senior	AAA/Aaa
A-2B	15,000,000.00	2.20	07/08 – 02/09	Variable% (7)	Senior	AAA/Aaa
A-2C	1,750,000.00	2.20	07/08 – 02/09	Fixed% (8)	Senior/Mezz	AAA/Aaa
A-3	83,031,521.00	3.10	02/09 – 07/10	Fixed% (9)	Senior	AAA/Aaa
A-4	80,274,479.00	5.00	07/10 – 03/13	Fixed % (10)	Senior	AAA/Aaa
A-5	59,078,000.00	7.89	~03/13 – 09/14	Fixed % (11)	Senior	AAA/Aaa
A-6	63,838,000.00	6.33	09/09 – 09/14	Fixed % (12)	Senior/NAS	AAA/Aaa
A-7	25,000,000.00	3.50	02/09 – 03/13	Fixed% (13)	Senior	AAA/Aaa
M-1	15,711,800.00	5.36	09/09 – 09/14	Fixed% (14)	Subordinate	AA/Aa2
M-2	3,415,600.00	5.36	09/09 – 09/14	Variable% (15)	Subordinate	A+/Aa3
M-3	3,415,600.00	5.36	09/09 – 09/14	Variable% (16)	Subordinate	A/A1
M-4	3,415,600.00	5.36	09/09 – 09/14	Variable% (17)	Subordinate	A-/A2
B-1	3,415,600.00	5.36	09/09 – 09/14	Variable% (18)	Subordinate	BBB+/A3
B-2	3,415,600.00	5.36	09/09 – 09/14	Variable% (19)	Subordinate	BBB/Baa2
B-3	3,415,600.00	5.24	09/09 – 09/14	Variable% (20)	Subordinate	BBB-/Baa3
B-4	3,415,787.00	Not Offered Hereby		Variable% (20)	Subordinate	BB/Ba3
C	5,123,424.97	Not Offered Hereby		N/A	Subordinate	N/A
R	100.00	Not Offered Hereby		6.77%	Senior/Residual	AAA/Aaa
PPP	100.00	Not Offered Hereby		N/A	Prepay Penalty	AAA/Aaa

(1)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Offered Certificates are shown based on the Pricing Prepayment Speed (as defined herein) and assuming the Optional Termination is exercised at the earliest Clean-Up Call Option Date.

(3)     Credit support for the Certificates will be provided through subordination and fully funded overcollateralization of approximately 0.75% and excess spread.

(4)     The Class A-1A Certificates will accrue interest at a per annum interest rate equal to the lesser of (i)   6.086% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(5)     The Class A-1B Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.08% (the floating rate margin will double after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.  Until the Distribution Date in March 2009, the Class A-1B Certificates will be entitled to proceeds from a yield maintenance agreement.

(6)     The Class A-2A Certificates will accrue interest at a per annum interest rate equal to the lesser of (i)      5.667% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(7)     The Class A-2B Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.15% (the floating rate margin will double after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.  Until the Distribution Date in December 2009, the Class A-2B Certificates will be entitled to proceeds from a yield maintenance agreement.

(8)     The Class A-2C Certificates will accrue interest at a per annum interest rate equal to the lesser of (i)     5.667% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(9)     The Class A-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i)      6.081% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(10)  The Class A-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.171% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(11)  The Class A-5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.422% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(12)  The Class A-6 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.061% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(13)  The Class A-7 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.866% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(14)  The Class M-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.189% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

(15)  The Class M-2 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.45% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

(16)  The Class M-3 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.50% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

(17)  The Class M-4 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.55% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

(18)  The Class B-1 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 1.10% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

(19)  The Class B-2 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 1.40% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

(20)  The Class B-3 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 2.00% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

(21)  The Class B-4 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 2.00% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Transaction Summary

Depositor: WaMu Asset Acceptance Corp. (“WAAC”).

Trust: Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-7 Trust.

Servicer: Washington Mutual Bank (“WMB”).

Lead Manager: WaMu Capital Corp.

Trustee: LaSalle Bank National Association.

Rating Agencies: It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.

Cut-off Date: August 1, 2006.

Statistical Cut-Off Date: August 1, 2006.

Closing Date: August 30, 2006.

Servicing Fee: Initially 0.4597%.

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in September 2006.

Due Period: With respect to any Distribution Date, the calendar month immediately preceding such Distribution Date.

Class A Certificates: Classes A-1A, A-1B, A-2A, A-2B, A-2C, A-3, A-4, A-5, A-6, and A-7.

Class R Certificates: Class R.

Class M Certificates: Classes M-1, M-2, M-3 and M-4.

Class B Certificates: Classes B-1, B-2, B-3, and B-4.

Fixed Rate Certificates: Classes A-1A, A-2A, A-2C, A-3, A-4, A-5, A-6, A-7, and M-1.

Variable Rate Certificates: Classes A-1B, A-2B, M-2, M-3, M-4 and Class B Certificates

Senior Certificates: Class A Certificates.

Subordinate Certificates: Class M, Class B and Class C Certificates.

Certificates: Senior Certificates and Subordinate Certificates.

Offered Certificates: Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates.

Non-Offered Certificates: Classes B-4 and C.

Registration: Each class of Offered Certificates will initially be represented by a single Certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment: For federal income tax purposes, one or more REMIC elections will be made with respect to the Trust.  The Offered Certificates will represent ownership of regular interests for federal tax income purposes.

SMMEA Treatment: The Class A and Class M-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

ERISA Eligibility: The Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

Optional Termination: The terms of the transaction allow for an optional termination of the Trust which may be exercised once the aggregate principal balance of the Mortgage Loans is  less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (a “Clean-Up Call Option Date”).

Day Count: 30/360 for the Fixed Rate Certificates and Actual/360 for the Variable Rate Certificates.

Interest Accrual Period: The interest accrual period for the Fixed Rate Certificates for a given Distribution Date will be the calendar month prior to such Distribution Date.  The interest accrual period for the Variable Rate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Investor Settlement Date) and ending on the 24th day of the month during which such Distribution Date occurs.   Initial LIBOR for the Variable Rate Certificates will be set 2 business days prior to Closing Date/Variable Rate Certificates Settlement Date.

Delay Days: 24 day delay for the Fixed Rate Certificates and 0 day delay for the Variable Rate Certificates.

Pricing Prepayment Speed: 100% PPC equals 10% CPR to 25% CPR over 12 months.

Settlement: The Variable Rate Certificates settle flat while all other bonds settle with 30 days of accrued interest.  The Investor Settlement Date with respect to the Variable Rate Certificates is August 30, 2006.  The Investor Settlement Date with respect to the Fixed Rate Certificates is August 31, 2006.

Compensating Interest: Compensating interest paid by the Servicer with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans: The Mortgage Loans consist of Alt-A, fixed rate, first lien residential mortgage loans with original terms to maturity of not more than 30 years.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Statistical Cut-off Date is $683,123,711, subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
American Home Mortgage Corp	22.33%
Opteum Financial Services	16.39
GreenPoint Mortgage Funding	16.82
All Other Originators Less Than 10%

See “Originator Disclosure” section.

Servicer Advances: The Servicer will advance principal and interest provided the Servicer determines the advance is recoverable from future payments.

Excess Spread: The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date.

Gross WAC:	7.2298%
Less Initial Servicing Fee:	0.4597%
Net WAC:	6.7701%
Less Initial Certificate Coupon (Approx.):	5.6270%
Initial Excess Spread:	1.1431%

Pass-Through Rate: The “Pass-Through Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Servicing Fee.

Net Funds Cap: The weighted average Pass-Through rates of the Mortgage Loans

Net WAC Cap: The “Net WAC Cap” will be equal to (a) for the Fixed Rate Certificates, the Net Funds Cap and (b) for the Variable Rate Certificates, the Net Funds Cap multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Credit Enhancement:  Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;

2) Overcollateralization Amount; and

3) Subordination.

Accrued Certificate Interest: For each class of Certificates and any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related  Class Certificate balance immediately prior to such Distribution Date at the related Certificate Interest Rate as reduced by that class’ share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount:   For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee.

Principal Remittance Amount:   For any Distribution Date, the sum of:

(i)  all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the related remittance date;

(ii)  the principal portion of all partial prepayments received during the month prior to the month during which such Distribution Date occurs and all full prepayments received from the 15th day of the prior month through the 14th day of the month during which such Distribution Date occurs;

(iii)  the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv)  the principal portion of the repurchase price for any repurchased Mortgage Loans that were repurchased during the prior calendar month;

(v)  the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan that was substituted during the prior calendar month; and

(vi)   the principal portion of the termination price if the Optional Clean-Up Call is exercised.

Principal Distribution Amount: On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount: On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount: For any Distribution Date, the lesser of (i) the excess of (x) the Interest Remittance Amount for such Distribution Date, over (y) the sum of interest payable on the Certificates (other than the  Class C Certificates) on such Distribution Date pursuant to the interest waterfall described below in “Distributions—Interest Distributions” and (ii) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Deficiency Amount: For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, in each case calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate principal balance of the Certificates (other than the  Class C Certificates) resulting from the payment of the Basic Principal Distribution Amount on such Distribution Date, and after giving effect to the reduction of the principal balances of the Mortgage Loans as a result of losses incurred in the prior calendar month, but prior to giving effect  to the allocation of any losses to the Certificates on such Distribution Date.

Excess Subordinated Amount:   For any Distribution Date, will equal the excess, if any of (i) the Overcollateralization Amount, over (ii) the Targeted Overcollateralization Amount for such Distribution Date, in each case calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate principal balance of the Certificates (other than the Class C Certificates) that would result if 100% of the Principal Remittance Amount were applied as a principal payment on such Distribution Date to the Certificates (other than the Class C Certificates), and after giving effect to the reduction of the principal balances of the Mortgage Loans as a result of losses incurred in the prior calendar month, but prior to giving effect to the allocation of any losses to the Certificates on such Distribution Date.

Targeted Overcollateralization Amount: For any Distribution Date prior to the Stepdown Date, approximately 0.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 1.50% of the aggregate principal balance of the Mortgage Loans for such Distribution Date, or (b) 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Net Monthly  Excess Cashflow: For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the Certificates (other than the Class C) pursuant to the interest and principal waterfalls described below in “Distributions—Interest Distributions” and “—Principal Distributions”.

Overcollateralization Amount:  For any Distribution Date, will equal the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Certificates (other than the  Class C). On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Mortgage Insurance: As of the Statistical Cut-Off Date, all of the mortgage loans with LTV’s greater than 80% are covered by mortgage insurance.

Stepdown Date:  The earlier to occur of

(i) the Distribution Date on which the principal balance of the Senior

Certificates has been reduced to zero and

(ii) the later to occur of

a. the Distribution Date occurring in September 2009; and

b. the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to approximately 13.10%.

The following table sets forth the Initial Credit Enhancement Percentage and Step-Down Credit Enhancement Percentage for the Class A, Class M and Class B Certificates:

Class	Initial Credit Enhancement Percentage	Step-Down Credit Enhancement Percentage
A	6.55%	13.10%
M-1	4.25	8.50
M-2	3.75	7.50
M-3	3.25	6.50
M-4	2.75	5.50
B-1	2.25	4.50
B-2	1.75	3.50
B-3	1.25	2.50
B-4	0.75	1.50

Trigger Event:   A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 day+ rolling average equals or exceeds 50.0% of the Credit Enhancement Percentage for the Class A Certificates (the 60 day+ rolling average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Date	Percentage
September 2008 through August 2009	0.20% for the first month plus and additional 1/12th of 0.30% for each month thereafter
September 2009 through August 2010	0.50% for the first month plus and additional 1/12th of 0.35% for each month thereafter
September 2010 through August 2011	0.85% for the first month plus and additional 1/12th of 0.35% for each month thereafter
September 2011through August 2012	1.20% for the first month plus and additional 1/12th of 0.25% for each month thereafter
September 2012 and thereafter	1.45%

Credit Enhancement Percentage:  The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates (other than the Class C) and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans, in each case, immediately before such Distribution Date.

Allocation of Realized Losses: On each Distribution Date, the principal portion of all Realized Losses with respect to the Mortgage Loans will be allocated first to Net Monthly Excess Cashflow, second, to the Overcollateralization Amount, third to the Class B Certificates, in the reverse order of their numerical class designations (beginning with the class of Class B Certificates then outstanding with the highest numerical class designation), fourth to the Class M Certificates, in the reverse order of their numerical class designations (beginning with the class of Class M Certificates then outstanding with the highest numerical class designation), in each case until the Class Principal Balances of the respective classes of Subordinate Certificates have been reduced to zero.  An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its Class Principal Balance, after taking into account all distributions made on such Distribution Date.  Realized Losses will not be allocated to reduce the Class Principal Balance of any class of Class A Certificates.

Class A-1A Certificate Interest Rate: The Class A-1A Certificates will accrue interest at a per annum interest rate equal to the lesser of (i)   6.086% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A-1B Certificate Interest Rate: The Class A-1B Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.08% (the floating rate margin will double after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.  Until the Distribution Date in March 2009, the Class A-1B Certificates will be entitled to proceeds from a yield maintenance agreement.

Class A-2A Certificate Interest Rate: The Class A-2A Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.667% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A-2B Certificate Interest Rate: The Class A-2B Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.15% (the floating rate margin will double after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.  Until the Distribution Date in December 2009, the Class A-2B Certificates will be entitled to proceeds from a yield maintenance agreement.

Class A-2C Certificate Interest Rate: The Class A-2C Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.667% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A-3 Certificate Interest Rate: The Class A-3 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.081% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A-4 Certificate Interest Rate: The Class A-4 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.171% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A-5 Certificate Interest Rate: The Class A-5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.442% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A-6 Certificate Interest Rate: The Class A-6 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.061% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class A-7 Certificate Interest Rate: The Class A-7 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 5.866% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class M-1 Certificate Interest Rate: The Class M-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) 6.189% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the Net WAC Cap.

Class M-2 Certificate Interest Rate: The Class M-2 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.45% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Class M-3 Certificate Interest Rate: The Class M-3 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.50% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Class M-4 Certificate Interest Rate: The Class M-4 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 0.55% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Class B-1 Certificate Interest Rate: The Class B-1 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 1.10% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Class B-2 Certificate Interest Rate: The Class B-2 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 1.40% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Class B-3 Certificate Interest Rate: The Class B-3 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 2.00% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Class B-4 Certificate Interest Rate: The Class B-4 Certificates will accrue interest at a per annum interest rate equal to the least of (i) one month LIBOR plus 2.00% (the floating rate margin will increase by 1.5 times after the first Distribution Date on which the Optional Clean-up Call is exercisable),  (ii) the Net WAC Cap and (iii) 11.00%.

Class A-1B and Class A-2B Basis Risk Carry Forward Amounts: As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class A-1B and Class A-2B Certificates will equal the sum of:

(i)       the excess, if any, of interest that would otherwise  be due on such class at the related Certificate Interest Rate (without regard to the Net Wac Cap, but subject to a maximum rate of 11.00%) over interest due on such class at a rate equal to the Net WAC Cap;

(ii)           any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates; and

(iii)          interest on the amount in clause (ii) at the related Certificate Interest Rate for such class (without regard to the Net WAC Cap, but subject to a maximum rate of 11.00%).

Class A-1A, Class A-2A, Class A-2C, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class M-1 Basis Risk Carry Forward Amounts: As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class A-1A, Class A-2A, Class A-2C, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, and Class M-1 Certificates will equal the sum of:

(i)             the excess, if any, of interest that would otherwise  be due on such class at the related Certificate Interest Rate (without regard to the Net Wac Cap) over interest due on such class at a rate equal to the Net WAC Cap;

(ii)           any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates; and

(iii)          interest on the amount in clause (ii) at the related Certificate Interest Rate for such class (without regard to the Net WAC Cap).

Class M-2, Class M-3, Class M-4, and Class B, Basis Risk Carry  Forward Amounts: As to any Distribution Date, the Basis Risk Carry Forward Amount for Class M-2, Class M-3, Class M-4, and each class of  Class B Certificates will equal the sum of:

(i)                   the excess, if any, of interest that would otherwise  be due on such class at the related Certificate Interest Rate (without regard to the Net Wac Cap, but subject to a maximum rate of 11.00%) over interest due on such class at a rate equal to the Net WAC Cap;

(ii)                 any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates; and

(iii)                interest on the amount in clause (ii) at the related Certificate Interest Rate for such class (without regard to the Net WAC Cap, but subject to a maximum rate of 11.00%).

Class A Principal Distribution Amount:   Will be an amount equal to the excess of (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.9% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans  on that Distribution Date and (B) the aggregate principal balance of the Mortgage Loans on that Distribution Date less 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-1 Certificates immediately prior to suchDistribution Date, over (y) the lesser of (A) the product of (i) 91.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the Class Principal Balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Class Principal Balance of the Class M-2 Certificates immediately prior to suchDistribution Date, over (y) the lesser of (A) the product of (i) 92.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M-1 and Class M-2 Certificates (after taking into account any payment of the Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 93.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M-1, Class M-2, and Class M-3 Certificates (after taking into account any payment of the Class M-1, Class M-2, and Class M-3 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M Certificates (after taking into account any payment of the Class M Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M, and Class B-1 Certificates (after taking into account any payment of the Class M, and Class B-1 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 96.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-3 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M, Class B-1, and Class B-2 Certificates (after taking into account any payment of the Class M, Class B-1, and Class B-2 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 97.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-4 Principal Distribution Amount:  Will be an amount equal to the excess of (x) the sum of (A) the aggregate Class Principal Balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution amount on such Distribution Date), (B) the aggregate Class Principal Balance of the Class M, Class B-1, Class B-2, and Class B-3 Certificates (after taking into account any payment of the Class M, Class B-1, Class B-2, and Class B-3 Principal Distribution Amounts on such Distribution Date), and (C) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 98.5% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.35% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Realized Losses: With respect to defaulted Mortgage Loans that are liquidated, the realized loss amount is equal to the portion of the principal balance remaining unpaid after the application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect to such Mortgage Loans.

Lockout Distribution Amount: For any Distribution Date, the Lockout Distribution Percentage for such Distribution Date multiplied by the product of (A) a fraction, the numerator of which is the Class Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate Class Principal Balance of all of the Class A Certificates (in each case immediately prior to such Distribution Date) and (B) the Class A Principal Distribution Amount for such Distribution Date.

Lockout Distribution Percentage: The Lockout Distribution Percentage is assigned as follows:

Distribution Date Occuring in	Percentage
September 2006 to August 2009	0%
September 2009 to August 2011	45%
September 2011 to August 2012	80%
September 2012 to August 2013	100%
September 2013 and thereafter	300%

Allocation of Realized Losses: Losses on the Mortgage Loans will first reduce the portion of Net Monthly Excess Cashflow available for distribution after giving effect to the distribution under clause (1) under “Distributions—Allocation of Net Monthly Excess Cashflow” below and then will reduce the Overcollateralization Amount.  If the Overcollateralization Amount has been reduced to zero, then losses will be allocated to the Subordinate Certificates in reverse order of priority, in each case, until their Class Principal Balances have been reduced to zero.

 On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of Certificates (other than the Class C Certificates) exceeds the aggregated Stated Principal Balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation of all losses to those certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates then outstanding until the aggregate Class Principal Balance of the Subordinate Certificates is reduced to zero.  Losses will not be allocated to the Senior Certificates.

Distributions

Interest Distributions

On each Distribution Date, interest distributions from the Interest Remittance Amount, together with, to the extent indicated below, amounts available under the yield maintenance agreements, will be distributed sequentially as follows:

1. first, to the Senior Certificates and Class R Certificates, pro-rata, their Accrued Certificate Interest;

2. second, to the Class A-1B and Class A-2B Certificates, payments, if any, received under the related yield maintenance agreement.

3. third, to the Senior Certificates, pro rata, their unpaid Accrued Certificate

    Interest, if any, from prior Distribution Dates;

4. fourth, to the Class M-1 Certificates, their Accrued Certificate Interest;

5. fifth, to the Class M-2 Certificates, their Accrued Certificate Interest;

6. sixth, to the Class M-3 Certificates, their Accrued Certificate Interest;

7. seventh, to the Class M-4 Certificates, their Accrued Certificate Interest;

8. eighth, to the Class B-1 Certificates, their Accrued Certificate Interest;

9. ninth, to the Class B-2 Certificates, their Accrued Certificate Interest;

10. tenth, to the Class B-3 Certificates, their Accrued Certificate Interest; and

11. eleventh, to the Class B-4 Certificates, their Accrued Certificate Interest.

Principal Distributions

On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on or after the applicable Stepdown Date and on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Basic Principal Distribution Amount will be distributed, sequentially, in the following order of priority:

1.              first, to the holders of the Class R Certificates until their respective Class Principal Balances are reduced to zero;

2.              second, until the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, sequentially, as follows:

a. first, to the holders of the Class A-6 Certificates, the Lockout Distribution Amount for that Distribution Date, until its Class Principal Balance is reduced to zero;

b. second, to the holders of the Class A-1A and Class A-1B Certificates until their respective Class Principal Balances are reduced to zero;

c. third, in the following manner until Class A-2C has been reduced to zero:

i. 75.0731188514% in the following manner:  to the holders of the Class A-2A and Class A-2C Certificates either (1) if a Trigger Event is not in effect on that Distribution Date, pro rata, until Class A-2A and Class A-2C Class Principal Balances have each been reduced to zero, or (2) if a Trigger Event is in effect on that Distribution Date, sequentially, first, to the holders of the Class A-2A Certificates, until the Class A-2A Principal Balance has been reduced to zero, and, second, to the holders of the Class A-2C Certificates, until the Class A-2C Principal Balance has been reduced to zero;

ii. 24.9268811486% to the holders of the Class A-2B Certificates, until the Class A-2B Principal Balance has been reduced to zero;

d. fourth, in the following manner until Class A-3 has been reduced to zero:

i. 80.7762481516% to the holders of the Class A-3 Certificates until its Class Principal Balance is reduced to zero;

ii. 19.2237518484% to the holders of the Class A-7 Certificates;  Class A-7 does not go to zero in this step.

e. fifth, in the following manner until Class A-4 and Class A-7 have been reduced to zero:

i. 93.8729085296% to the holders of the Class A-4 Certificates until its Class Principal Balance is reduced to zero;

ii. 6.1270914704% to the holders of the Class A-7 Certificates until its Class Principal Balance is reduced to zero; and

f. sixth, to the holders of the Class A-5 and Class A-6 Certificates, sequentially, in that order, until their respective Class Principal Balances are reduced to zero; and

3. third, sequentially, in the following order of priority:

a. first, to the holders of the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f. sixth, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g. seventh, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

h. eighth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Basic Principal Distribution Amount will be distributed, sequentially, in the following amounts and order of priority:

1. first, until the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, sequentially, as follows:

a. first, to the holders of the Class A-6 Certificates, the Lockout Distribution Amount for that Distribution Date, until its Class Principal Balance is reduced to zero;

b. second, to the holders of the Class A-1A and Class A-1B Certificates until their respective Class Principal Balances are reduced to zero;

c. third, in the following manner until Class A-2C has been reduced to zero:

i. 75.0731188514% in the following manner:  to the holders of the Class A-2A and Class A-2C Certificates, pro rata, until Class A-2A and Class A-2C Class Principal Balances have each been reduced to zero;

ii. 24.9268811486% to the holders of the Class A-2B Certificates, until the Class A-2B Principal Balance has been reduced to zero;

d. fourth, in the following manner until Class A-3 has been reduced to zero:

i. 80.7762481516% to the holders of the Class A-3 Certificates until its Class Principal Balance is reduced to zero;

ii. 19.2237518484% to the holders of the Class A-7 Certificates;  Class A-7 does not go to zero in this step.

e. fifth, in the following manner until Class A-4 and Class A-7 have been reduced to zero:

i. 93.8729085296% to the holders of the Class A-4 Certificates until its Class Principal Balance is reduced to zero;

ii. 6.1270914704% to the holders of the Class A-7 Certificates until its Class Principal Balance is reduced to zero; and

f. sixth, to the holders of the Class A-5 and Class A-6 Certificates, sequentially, in that order, until their respective Class Principal Balances are reduced to zero; and

2. second, sequentially, in the following order of priority:

a. first, to the holders of the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

b. second, to the holders of the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

c. third, to the holders of the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

d. fourth, to the holders of the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

e. fifth, to the holders of the Class B-1 Certificates, up to the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

f. sixth, to the holders of the Class B-2 Certificates, up to the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

g. seventh, to the holders of the Class B-3 Certificates, up to the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and

h. eighth, to the holders of the Class B-4 Certificates, up to the Class B-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate certificate principal balances of the Class  M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates will be allocated pro rata to the Class A Certificates, based on their respective certificate principal balances.  However, the aggregate allocations to the Class A-2A and Class A-2C Certificates will no be paid pro rata, but instead will be paid sequentially, first, to the Class A-2A Certificates until the Class A-2A Principal Balance has been reduced to zero, and second, to the Class A-2C Certificates until the Class A-2C Principal Balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow

On each Distribution Date any Net Monthly Excess Cashflow will be distributed sequentially as follows:

1. first, to the holders of the Certificates, as principal, the Extra Principal Distribution Amount, in the priority described above under “—Principal Distributions”, until the Targeted Overcollateralization Amount has been achieved;

2. second, to the holders of the Class M-1 Certificates, their unpaid Accrued Certificate Interest;

3. third, to the holders of the Class M-2 Certificates, their unpaid Accrued Certificate Interest;

4. fourth, to the holders of the Class M-3 Certificates, their unpaid Accrued Certificate Interest;

5. fifth, to the holders of the Class M-4 Certificates, their unpaid Accrued Certificate Interest;

6. sixth, to the holders of the Class B-1 Certificates, their unpaid Accrued Certificate Interest;

7. seventh, to the holders of the Class B-2 Certificates, their unpaid Accrued Certificate Interest;

8. eighth, to the holders of the Class B-3 Certificates, their unpaid Accrued Certificate Interest;

9. ninth, to the holders of the Class B-4 Certificates, their unpaid Accrued Certificate Interest;

10. tenth, to each Class of Subordinate Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause will not cause a further reduction in the class principal balance of any of the Certificates;

11. eleventh, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for such class for such Distribution Date;

12.  twelfth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, and Class B-4 certificates up to their respective Basis Risk Carry Forward Amount for such Distribution Date; and

  13. thirteenth, to the holders of the Class C Certificates.

ORIGINATOR DISCLOSURES

American Home Mortgage Corp. (“American Home”), a subsidiary of American Home Mortgage Investment Corp., is a New York corporation engaged in the origination of residential mortgage loans secured by one- to four-family dwellings.  American Home offers a broad array of mortgage products and primarily makes loans to high-credit-quality borrowers.  American Home conducts lending through over 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and through its correspondent channel, as well as through direct-to-consumer lending activities supported by the company’s call center, and makes loans throughout all 50 states and the District of Columbia.  The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

Opteum Financial Services, LLC (“OFS”) is a Delaware limited liability company with headquarters in Paramus, NJ, and a wholly-owned subsidiary of Opteum Inc.  OFS acquires and originates mortgages that are either sold to third parties or securitized by Opteum Mortgage Acceptance Corporation (“OPMAC”). OFS generally, but not always, sells or securitizes loans with servicing rights retained.  OFS services the mortgages securitized by OPMAC.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.  GreenPoint originates loans through a nationwide network of production branches.  Loans are originated primarily through GreenPoint’s wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.